SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: March 5, 2012

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
Incorporation or organization)		Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 5, 2012, the Company received draft Cohort Default Rates from the federal Department of Education (“ED”) for students of the Company’s institutions who entered repayment during the federal fiscal year ending September 30, 2009 (the “2009 Cohort”), measured over three federal fiscal years of borrower repayment. (This is a new measurement period.  Previously, defaults were calculated over a two-year repayment period.) The weighted average of the Company’s institutions was 28.8%, a 7.3 percentage point increase over the 21.5% weighted average for the two-year measurement of the 2009 Cohort. As previously reported, we had expected a majority of our institutions to exceed ED’s 30% default rate threshold for the three-year measurement of the 2009 Cohort.  For the 2009 Cohort, twenty-five of our forty-nine institutions exceeded the 30% default threshold.  None of our institutions exceeded the 40% default threshold.

In a Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2012, we reported ED’s draft results for the 2010 Cohort under the two-year measurement method. For all of the Company’s institutions, our weighted average default rate was 6.7% for the 2010 Cohort.  Given our substantial progress in reducing the default rates of the 2010 Cohort, we believe we have significantly reduced the risk of any of our institutions exceeding the 30% threshold for three consecutive years, or exceeding the 40% threshold for a single year, under the new three-year measurement rules.

If any of our institutions, depending on its size, were to lose eligibility to participate in federal student financial aid programs because of high student loan default rates, it could have a material adverse effect on our business.

Preliminary 2009 Cohort Default Rates by OPEID (under the three-year measurement method):

The following table sets forth the draft Cohort Default Rates for our institutions as of March 5, 2012 for the 2009 Cohort:

Institution	2009 Draft Three-Year CDR
Everest College, Seattle, WA (Fife and Vancouver, WA, and Tigard, OR) (1)	21.9%
Everest College, Alhambra, CA (Everest Institute, Chelsea, MA) (1)	30.0%
Everest College, Anaheim, CA	25.3%
Everest College, Colorado Springs, CO (McLean, VA) (1)	28.2%
Everest College, Gardena, CA (Everest Institute, Norcross, GA) (1)	25.9%
Everest College, Hayward, CA	33.8%
Everest College, Henderson, NV	31.7%
Everest College, Los Angeles, CA	37.0%
Everest College, Ontario, CA (Columbus, OH and Jonesboro, GA) (1)	35.4%

Everest College, Phoenix, AZ (Mesa, AZ) (1)	30.6%
Everest College, Bremerton, WA (Everett, and Tacoma, WA and St. Louis, MO) (1)	25.1%
Everest College, Portland, OR (Vancouver, WA, and Dallas, TX; Everest Institute, Silver Spring, MD) (1)	32.0%
Everest College, Renton, WA (Lynnwood, WA; Everest Institute, Bissonnet, TX) (1)	37.2%
Everest College, Reseda, CA (Marietta, GA) (1)	35.0%
Everest College, Salt Lake City, UT (Fort Worth, TX) (1)	30.4%
Everest College, San Bernardino, CA	32.5%
Everest College, San Francisco, CA (Chicago, IL) (1)	31.9%
Everest College, San Jose, CA	28.1%
Everest College, Skokie, IL (Burr Ridge, IL) (1)	24.8%
Everest College, Springfield, MO (Ontario Metro, CA) (1)	31.8%
Everest College, Thornton, CO (Aurora, CO, and Arlington, VA) (1)	35.2%
Everest College, Torrance, CA	22.1%
Everest Institute, Brighton, MA (Everest College, North Aurora, IL) (1)	28.7%
Everest Institute, Cross Lanes, WV (Dekalb, GA and Eagan, MN) (1)	30.4%
Everest Institute, Grand Rapids, MI, (Kalamazoo, MI, and Everest College, Merrillville, IN) (1)	26.6%
Everest Institute, Kendall, FL (Ft. Lauderdale, FL) (1)	24.8%
Everest Institute, Miami, FL (Hialeah, FL) (1)	31.3%
Everest Institute, Newport News, VA (Chesapeake, VA) (1)	33.7%

Everest Institute, Pittsburgh, PA	28.6%
Everest Institute, Rochester, NY (Everest College, Arlington (Mid Cities), TX) (1)	33.2%
Everest Institute, San Antonio, TX (Greenspoint, and Hobby, TX) (1)	37.0%
Everest Institute, Southfield, MI (Dearborn and Detroit, MI, Austin, TX, and South Plainfield, NJ) (1)	30.9%
Everest University, Largo, FL (Lakeland and Jacksonville, FL) (1)	30.2%
Everest University, Orlando (North), FL (Orlando (South), and Melbourne, FL) (1)	31.2%
Everest University, Pompano Beach, FL (Everest College, Merrionette Park, IL) (1)	26.8%
Everest University, Tampa, FL (Brandon and Orange Park, FL) (1)	27.9%
Heald College, San Francisco, CA (Portland, OR and Honolulu, HI) (1)	12.5%
Heald College, Rancho Cordova, CA	10.9%
Heald College, Fresno, CA	14.3%
Heald College, Hayward, CA	7.4%
Heald College, Concord, CA	12.0%
Heald College, Roseville, CA	12.5%
Heald College, Milpitas, CA	12.3%
Heald College, Stockton, CA	13.0%
Heald College, Salinas, CA	15.6%
WyoTech, Daytona Beach, FL	33.0%
WyoTech, Fremont, CA (Oakland, CA) (1)	32.0%
WyoTech, Laramie, WY (Sacramento, CA and Blairsville, PA) (1)	19.5%

WyoTech, Long Beach, CA (Everest College, West Los Angeles and City of Industry, CA) (1)	36.6%
Consolidated Average Cohort Default Rate	28.8%

(1)    Indicates additional locations wherein the Cohort Default Rates are blended with the main campus.

Certain statements in this Report on Form 8-K may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The Company intends that all such statements be subject to the “safe-harbor” provisions of that Act. Such statements include, but are not limited to, those pertaining to the Company’s expectation that its institutions will be able to comply with the limitations on cohort default rates. Many factors may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statements, including risks associated with the uncertain effectiveness of the Company’s default prevention efforts; possible changes in general macroeconomic and market conditions (including unemployment); and other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission. If any of the Company’s institutions, depending on its size, were to lose eligibility to participate in federal student financial aid programs because of high student cohort default rates, it could have a material adverse effect on the Company’s business. The historical results achieved are not necessarily indicative of future prospects. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

March 9, 2012	/s/	Robert Owen

Robert Owen
Executive Vice President and
Chief Financial Officer